UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2020 (October 4, 2020)

Driven Deliveries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-209836	32-0416399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Penn St., El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

(833) 378-6420

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2020, Driven Deliveries, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) among Stem Holdings, Inc., a Nevada corporation (“Parent”) Stem Driven Acquisition, Inc., a Nevada corporation (“Acquisition Sub”) and the Company.

Pursuant to the Merger Agreement, on the Effective Date (as defined in the Merger Agreement), Acquisition Sub shall be merged (the “Merger”) with and into the Company and shall become a wholly-owned subsidiary of Parent. As of the closing of the Merger, all of the Company’s outstanding shares shall be cancelled and converted into the shares of the Parent on a pro-rata basis at a ratio of one share of the Parent for every one share of the Company. Immediately prior to the closing of the Merger the Parent will issue to each holder of warrants, options or convertible debentures to purchase the Company’s shares, warrants, options and convertible debentures that are equal in value and on the same terms as the respective holder’s Company warrants, options and debentures. Additionally, certain outstanding debt of the Company will be converted into shares of the Company’s common stock in accordance with the Merger Agreement. Adam Berk, is the Parent’s Chief Executive Officer and President as well as a member of its board of directors. Mr. Berk is a member of the Company’s board of directors. Mr. Berk abstained from voting on the approval of the Merger during the Company’s board meeting at which the Merger was voted on.

The Closing of the Merger is subject to customary closing conditions including (but not limited to):

(i) The Merger being approved by the Company’s shareholders, the shareholders of Acquisition Sub, and the board of directors by the Parent;

(ii) The listing of the Consideration Shares shall have been approved by the Canadian Securities Exchange;

(iii) Any required third party consents shall have been received; and

(iv) The Company shall have obtained executed waivers from Salvador Villanueva, III, Jeanette Villanueva and Lisa Chow pursuant to which such parties waive their respective rights to re- purchase all of the assets of Budee, Inc. under the Agreement and Plan of Merger among the Company, Budee Acquisition, Inc. and Budee Inc., dated February 27, 2020.

Either the Company or the Parent may terminate the Merger Agreement if the Merger has not been consummated by December 31, 2020.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2020 Christian Schenk resigned as the Company’s Chief Executive Officer and as the Chairman and as a member of the Company’s board of Directors.

On October 4, 2020, Salvador Villanueva, who is currently serving as the Company’s president, was appointed the Company’s Interim Chief Executive Officer. Mr. Villanueva will continue to serve as the Company’s president.

Mr. Villanueva was appointed as President of the Company effective February 28, 2020. Mr. Villanueva is an accomplished entrepreneur with a proven track record of successfully creating and building sustainable businesses. The sale of Budee Inc. to the Company is Mr. Villanueva’s fourth successful and largest exit, with a transaction value of over $10.9M. Mr. Villanueva started Budee Inc., in 2015. Under his leadership, the enterprise grew to an $8M+ sales run rate with over 150 employees and multiple delivery hubs throughout the state. In an effort to differentiate himself and his enterprises, Mr. Villanueva has always heavily focused on developing and customizing proprietary technology. He oversaw the development of the infrastructure that powers the Company’s 200,000+ annual deliveries. Mr. Villanueva’s experience spans multiple industries to include the heavy equipment, transportation, and gold industries. Mr. Villanueva holds a B.S. in Economics from the University of California Santa Barbara and currently serves as President of Driven Deliveries, Inc.

Mr. Villanueva is serving as president of the Company pursuant to the terms of an employment agreement. The terms of the employment agreement between the Company and Villanueva have been reported in the Company’s 10-K for the year ended December 31, 2019 which was filed with the Securities and Exchange Commission on May 22, 2020.

As previously reported in the Company’s reports with the Securities and Exchange Commission, in September 2019 the Company entered into a Joint Venture with Budee, Inc. and in February 2020 the Company completed an acquisition of Budee, Inc. Mr. Villanueva was the Chief Executive Officer of Budee, Inc.

As previously reported in the Company’s reports with in the Company’s 10-K for year ended December 31, 2019 which was filed with the Securities and Exchange Commission on May 22, 2020 on February 28, 2020, in connection with the Merger Agreement with Budee Inc., the Company entered into a consulting agreement (the “Consulting Agreement”) with IP Tech Holding, Inc. Mr. Villanueva is the CEO of IP Tech Holding, Inc.

There are no family relationships between Mr. Villanueva and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure. The officers of the Company are using the presentation attached hereto as Exhibit 99.1 in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.1. On October 6, 2020, the Company issued a press release announcing the Merger. A copy of the Press Release is furnished hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company does not intend for this Item 7.01 or Exhibit 99.1 or 992 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated into its filings under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Presentation
99.2	Press Release dated October 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driven Deliveries, Inc.

	By:	/s/ Brian Hayek
	Name:	Brian Hayek
	Title:	Chief Financial Officer

Dated: October 8, 2020

3